Exhibit 99.1

	RE:	Headwaters Incorporated 10653 S. River Front Parkway, Suite 300 South Jordan, UT 84095 Phone: (801) 984-9400 NYSE: HW
FOR FURTHER INFORMATION AT THE COMPANY: Sharon Madden Vice President of Investor Relations (801) 984-9400	ANALYST CONTACT: Tricia Ross Financial Profiles (916) 939-7285

FOR IMMEDIATE RELEASE:

December 10, 2010

HEADWATERS INCORPORATED ANNOUNCES CHIEF

FINANCIAL OFFICER RETIRING

SOUTH JORDAN, UTAH, December 10, 2010 (NYSE: HW) – HEADWATERS INCORPORATED today announced that Steven G. Stewart is retiring as Headwaters’ Chief Financial Officer (“CFO”). Mr. Stewart has worked for Headwaters since May 1998 and has functioned as Headwaters CFO during most of that time. Mr. Stewart will step down as CFO immediately, but will continue as Headwaters’ Director of Finance through June 2013 and will provide time and assistance in order to assure a smooth transition. Prior to joining Headwaters, Mr. Stewart held various management positions with several of the “Big Four” international accounting firms over a 23 year period, including 13 years as a partner. He was a partner with PricewaterhouseCoopers LLC immediately prior to joining Headwaters.

Mr. Donald P. Newman has been hired and is assuming Chief Financial Officer responsibilities effective December 8, 2010. Mr. Newman has an undergraduate degree in accounting from the University of Minnesota (Duluth). He has an impressive track record of success in progressively responsible positions with several leading companies. His work history includes positions with Deloitte & Touche, NRG Energy, Inc. and ACI Worldwide, Inc. Most recently, he was employed by Boart Longyear Limited, having served as interim CFO and VP – Corporate Controller. Boart Longyear is headquartered in Salt Lake City and is the world’s leading integrated drilling services and minerals industry manufacturing company providing goods and services to mining companies.

Mr. Stewart stated, “We are pleased to have found and hired a CFO with Don’s qualifications and experience. Don will prove to be a very valuable asset as Headwaters goes forward. I am very committed to doing whatever is necessary to assure a smooth, transparent transition for Don. The experiences, challenges and accomplishments that I have had over the last twelve years far exceeded my expectations. I have enjoyed very much my association with my fellow employees and our business associates. My objective now is to move into a support role where I can spend more time with family and friends, while pursuing some of my personal goals.”

Mr. Newman stated, “I am excited to join the Headwaters management team at this important time in the evolution of the company. I appreciate the strong financial leadership that Steve has provided to Headwaters. There remain substantial opportunities to create additional value throughout Headwaters’ portfolio of businesses and I look forward to the challenge of leading the financial organization as Headwaters pursues and captures these growth opportunities.”

About Headwaters Incorporated

Headwaters Incorporated’s vision is to improve sustainability by transforming underutilized resources into valuable products. Headwaters is a diversified growth company providing products, technologies and services to the heavy construction materials, light building products, and energy technology industries. Through its coal combustion products, building products, and energy businesses, the Company earns a revenue stream that helps to provide the capital to fund growth of existing and new business opportunities.

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the production and marketing of cleaned coal, the licensing of residue hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” in Item 1A in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2010, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Our internet address is www.headwaters.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.

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